EXHIBIT 21 - SUBSIDIARIES

                       MICROS SYSTEMS, INC. SUBSIDIARIES

                                                   Jurisdiction
                                                        of
Name of Subsidiary                                 Incorporation
------------------                                 -------------
MICROS Fidelio Australia                             Australia

MICROS Foreign Sales Corporation                     Barbados

Merchant Information Solutions, Ltd.                  Canada

MICROS of Delaware, Inc.                             Delaware

MSI Delaware, Inc.                                   Delaware

MICROS-Fidelio Software Deutschland GmbH        Federal Republic of
                                                      Germany

MICROS Systems Holdings GmbH                    Federal Republic of
                                                      Germany

MICROS Systems Services GmbH                    Federal Republic of
                                                      Germany

Fidelio Cruise GmbH                             Federal Republic of
                                                      Germany

MICROS Fidelio Software GmbH & Co. KG.          Federal Republic of
                                                      Germany

Fidelio Technologies, Inc.                            Florida

Fidelio-MICROS France, S.A.                           France

Fidelio Hong Kong                                    Hong Kong

Fidelio India Private Ltd.                             India

MICROS Fidelio Italia S.r.l.                           Italy

Merchant Information Solutions, Inc.                 Maryland

Fidelio Nordic Norway A/S                             Norway

MICROS Fidelio Software Portugal, ULDA               Portugal

Fidelio Software (Pte) Ltd.                          Singapore

Fidelio South Africa (Pty.) Ltd.                   South Africa

MICROS-Fidelio Hispania                                Spain

Fidelio Nordic Sweden                                 Sweden

Fidelio Software China Ltd.                            China

MICROS Fidelio Software Thailand Co. Ltd.            Thailand

MICROS Fidelio U.K Limited                        United Kingdom


The Company has additional subsidiaries, which considered in the aggregate as a single subsidiary, do not constitute a significant subsidiary.